Kenne Ruan, CPA, P.C.                           Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525                                     kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Vibe Ventures Inc. of our report dated December 8, 2009, relating to the financial statements of the period from October 19 (inception) to October 31, 2009.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

December 8, 2009